                                                                    EXHIBIT 4.15

                      Registered Holder: MCI WORLDCOM, Inc.


                                  $25,000,000


                                  WAM!NET, Inc.
                             6100 WEST 110th STREET
                          MINNEAPOLIS, MINNESOTA 55438


                 13.25% Subordinated Unsecured Convertible Note
                               Due August 28, 2005


         For Value Received, WAM!NET, Inc., a Minnesota corporation (hereinafter called the "Issuer"), hereby promises to pay to the order of MCI WORLDCOM, Inc., or the registered holder (hereinafter referred to as the "Holder") the principal amount of Twenty Five Million Dollars ($25,000,000) or such lesser amount as has been actually advanced to the Issuer by the Holder pursuant to that certain Subordinated Unsecured Convertible Note and Warrant Purchase Agreement of even date herewith, upon presentation of this certificate, in legal tender of the United States of America at the time of payment hereof, to the account of holder according to Holder's written instructions, on August 28, 2005, being one hundred eighty (180) days after the maturity of the Senior Notes, as hereinafter defined. The indebtedness evidenced by this Subordinated Unsecured Convertible Note (this or the "Note") constitutes "Deeply Subordinated Indebtedness" for purposes of the Indenture (the "Indenture") relating to the Senior Notes as defined below.

         The Issuer further agrees to pay interest on the principal amount remaining unpaid from time to time thereon from the date hereof at the rate of thirteen and one-quarter percent (13.25%) per annum. Interest shall accrue on a monthly basis from the date of purchase of the Note, and be payable upon the due date of this Note. The Issuer shall, upon the due date and with or without demand or other request by the registered Holder, mail a check or draft representing such interest and the unpaid principal balance to the registered holder at the address designated by the registered holder and appearing on the books of registration maintained by the Issuer.

         The following terms, covenants, statements of Holders' rights and conditions shall apply to this Note.

                                   ARTICLE 1.

                                  SUBORDINATION

                   1.1. The Issuer and the Holder of this Note, by acceptance hereof, agree that the payment of the principal and interest on this Note is, to the extent stated herein expressly subordinated to the prior payment in full of all existing obligations of the Issuer for money borrowed from a bank, trust, insurance, or other financial institution engaged in the business of lending money, and with respect to the Issuer's Senior Discount Notes due 2005 issued March 5, 1998 ("Senior Notes"), which collectively are hereinafter referred to as "Senior Indebtedness." In no event shall the Issuer make any payments in respect of this Note prior to the date that is 180 days following the stated maturity of the principal of any Senior Indebtedness, except: (a) that this Note may be redeemed or retired by the Issuer or converted in accordance with the terms hereof into capital stock of the Issuer; and (b) the payment principal of and interest on this Note may be accelerated in accordance with the terms hereof only in the event of the acceleration of the payment of the principal amount of the Senior Notes following an event of default in respect of such Senior Notes, provided that any payment in respect of this Note following the acceleration thereof shall be subordinated to the prior payment in full of all amounts due in respect of the Senior Notes and under the Indenture, and provided further, that in the event of the recession of any such acceleration of the Senior Notes, the acceleration of this Note shall be deemed rescinded upon notice to such effect to the Holder from the Indenture trustee with respect to the Senior Notes.

                                   ARTICLE 2.

                                EVENT OF DEFAULT

                   2.1. Each of the following shall constitute an Event of
Default:

                  (a)      Failure to pay principal and interest when due;

                  (b) An assignment for the benefit of creditors of the Issuer, adjudication of Issuer as a bankrupt, or petition for the reorganization of the Issuer pursuant to Chapter X or XI of the United States Bankruptcy Act, as the same may be amended.

                   2.2. Upon the occurrence of any Event of Default specified in
(b) above, the entire unpaid principal balance hereof, together with all accrued and unpaid interest thereon and all other sums owing hereunder, shall become immediately due and payable, without presentation, demand or further action of any kind. Upon the occurrence of any Event of Default specified in (a) above, the holder of this Note shall have the sole option of declaring the unpaid principal balance hereof together with all other sums owing hereunder immediately due and payable, without presentation, demand or further action of any kind.

                   2.3. Upon the occurrence of any Event of Default and before and after acceleration of the entire unpaid principal balance of this Note, interest shall continue to accrue thereafter on the unpaid principal amount of this Note at a rate equal to two percent (2%) per annum in excess of the then applicable rate of interest under this Note until this Note is paid in full, including the period following entry of any judgment. Both before and after any default, interest shall be calculated on the basis of a 360-day year but charged on the basis of actual number of days elapsed in any calendar year or part thereof.

                   2.4. Holder may waive any default before or after the same has been declared without impairing the Holder's right to declare a subsequent default hereunder, this right being a continuing right.

                   2.5. Upon an Event of Default, Holder shall not be deemed, by any act of omission or commission to have waived any of its rights or remedies unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

                                   ARTICLE 3.

                              PREPAYMENT BY ISSUER

                   3.1. This Note may be prepaid at any time after April 30, 1999, in whole or in part, prior to maturity at the option of the Issuer, on at least twenty (20) days' written notice by registered mail by the Issuer to the Holder, upon payment of all, or such lesser portion of the principal amount as specified in the notice, together with interest accrued to the date fixed for prepayment. If the Holder hereof fails or neglects to present this Note for payment at the time and place specified in such notice, this Note shall continue to bear interest regardless of whether or not payment hereof is refused upon the presentation of the same at or after the time specified in such notice.

                                   ARTICLE 4.

                       CONVERSION OF NOTE TO COMMON STOCK
                             AT THE OPTION OF HOLDER

                   4.1. The Holder of this Note shall have the right, at its option in accordance with the terms of this Article 4, to convert the then outstanding principal amount of this Note, or any portion thereof, and any accrued interest thereon, into shares of the Capital Stock of the Issuer ("Stock") at a price per share determined as hereinafter described (such price hereinafter referred to as the "Conversion Price") upon surrender of this Note at the principal office of the Issuer, together with written notice (hereinafter referred to as the "Conversion Notice"), in form appended hereto, of the election executed by the Holder and specifying the name or names in which the shares of Stock deliverable upon such conversion shall be registered, along with the addresses of the persons so named and, if required by the Issuer, accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by the Holder; provided, however, that if this Note has been called for prepayment according to the terms of Article 3 prior to the receipt by Issuer of the Conversion Notice, the right of the Holder to convert this Note shall terminate on the date fixed for prepayment.

                   4.2. If the Equity Offering as defined in Section 4A.1 is not consummated by April 30, 1999, the Holder shall have the right, at its option, to convert at any time after April 30, 1999 and prior to the due date of this Note, the then outstanding principal amount of this Note, or any portions thereof plus accrued interest thereon into Common Stock of the Issuer, par value $.01 ("Common Stock"), at a Conversion Price equal to the per share fair market value of the Common Stock as of the date of the receipt by Issuer of the Conversion Notice from Holder with respect to its election to convert as determined in accordance with Section 4.3.

                   4.3. In the event the Holder elects to convert part or all of the outstanding principal and accrued interest thereon of this Note to Common Stock under Section 4.2 above, the Issuer (acting through its directors who are not affiliated with the Holder) and the Holder shall, within twenty (20) days of the receipt of the Conversion Notice, utilize their reasonable efforts to reach an agreement as to the per share fair market value of the Common Stock. In the event the parties are unable to do so, WAM!NET's management and Board of Directors shall promptly obtain from a nationally recognized investment banking firm a valuation of the fair market value per share of WAM!NET's Common Stock. In such case, the fees and expenses of the investment banking firm shall be borne one-half by the Issuer and one-half by the Holder.

                  4.4. Stock issued on conversion of this Note pursuant to
Section 4.1 shall be delivered as follows:

                  (a) Within fifteen (15) days after the surrender of this Note for conversion and the receipt of the Conversion Notice, the Issuer shall deliver to the Holder, or to such person or persons so designated by the Holder in the Conversion Notice, a certificate or certificates representing the number of fully paid and non-assessable shares of Stock into which this Note or portion thereof is to be converted in such name or names as are specified in the Conversion Notice, together with any cash payable in lieu of any fractional share as provided in Section 4.6. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered for conversion together with the Conversion Notice, so that the person entitled to receive the shares of Stock upon conversion shall be treated for all purposes as having become the record holder of such shares of Stock at such time and the conversion shall be at the Conversion Price in effect at the time.

                  (b) In the event less than the entire outstanding principal balance of this Note shall be converted hereunder, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by the Holder and the Issuer.

                  4.5. In the case of any consolidation or merger of the Issuer with another corporation, or the sale of all or substantially all of its assets to another person, or any reorganization or reclassification of the capital stock of the Issuer:

                  (a) as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Stock immediately theretofore subject to acquisition hereunder, such securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of such Stock equal to the number of shares of such Common Stock immediately theretofore so subject to acquisition hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any securities or assets thereafter deliverable upon the exercise of the conversion option. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor person or persons purchasing such assets or succeeding or resulting from such consolidation, merger, reorganization or reclassification shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to such Holder such securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                  (b) In the event that the Issuer shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidation dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Minnesota, the Holder shall, upon conversion of the Note in accordance with the terms of the Note after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive in addition to the shares subscribed for, the amount of such assets (or, at the option of the Issuer, a sum equal to the value thereof at the time of distribution as determined in good faith by the Board of Directors in its sole discretion) which would have been distributed to the Holder if this Note had been converted immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                  4.6. Fractional shares shall not be issued upon conversion of this Note but in any case where the Holder would, except for the provisions of this Article, be entitled under the terms hereof to receive a fractional share, the Issuer shall, upon any conversion for the largest number of whole shares then called for, pay a sum in cash equal to the sum of the proportional part of the per share Conversion Price represented by such fractional share.

                                   ARTICLE 4A.

                              AUTOMATIC CONVERSION

                  4A.1. If on or before April 30, 1999, the Issuer consummates an equity offering resulting in gross proceeds in cash and non-cash consideration as provided in the Loan Agreement having an aggregate value of a minimum of Seventy-Five Million Dollars ($75,000,000.00) (an "Equity Offering"), the then outstanding principal amount of this Note and any accrued interest thereon shall, upon such consummation automatically and without any action on the part of the Holder or Issuer convert into the same class of shares sold in the Equity Offering and at a Conversion Price equal to the offering price per share in the Equity Offering.

                                   ARTICLE 5.

                               REGISTRATION RIGHT

                  5.1. (a) If, commencing one (1) year after the date hereof, the Issuer proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or to register under the Securities Act of 1933 (except by a claim of exemption or registration statement on a form that does not permit the inclusion of shares by its security holders) any of its securities, it will give written notice to the registered Holder of this Note, and all registered Holders of shares of common stock acquired upon the conversion of this Note, of its intention to do so and, on the written request of any such registered holders given within twenty (20) days after receipt of any such notice (which request must be made within five (5) years from the date of this Note and which notice shall specify the shares of common stock intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Issuer will use its best efforts to cause all such shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification of registration statement proposed to be filed by the Issuer; provided, however, that nothing herein shall prevent the Issuer from, at any time, abandoning or delaying any such registration initiated by it. If any such registration shall be underwritten in whole or in part, the Issuer may require that the shares requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment, as expressed in writing delivered to the registered holder(s), of the managing underwriter of such public offering the inclusion of all of the shares originally covered by a request for registration would reduce the number of shares to be offered by the Issuer or interfere with the successful marketing of the shares of stock offered by the Issuer, the number of shares otherwise to be included pursuant to this Section in the underwritten public offering may be reduced; provided, however, that any such required reduction shall be pro rata among all persons (other than the Issuer) who are participating in such offering. Those shares which are thus excluded from the underwritten public offering shall be withheld from the market for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. All expenses of such offering, except the fees of special counsel to such holders and brokers' commissions or underwriting discounts payable by such holders, shall be borne by the Issuer.

                  (b) Further, on one occasion only, commencing one (1) year after the date hereof, upon request by the holder of the Note and/or the holders of shares issued upon the conversion of the Note who collectively have the right to purchase at least 500,000 shares or hold directly at least 500,000 shares purchased hereunder or have the right to purchase and hold directly an aggregate of at least 500,000 shares purchasable or purchased hereunder, the Issuer will promptly use its reasonable best efforts to register or qualify the Note or such shares under Section 3(b) or Section 5 of the Securities Act of 1933 (and, upon the request of such holders, under Rule 415 thereunder) and such state laws as such holders may reasonably request; provided that (i) such request must be made within five (5) years from the date of this Note; and (ii) the Issuer may delay the filing of any registration statement requested pursuant to this section to a date not more than ninety (90) days following the date of such request if in the opinion of the Issuer's principal investment banker at the time of such request such a delay is necessary in order not to adversely affect financing efforts then underway at the Issuer, or if in the opinion of the Issuer such a delay is necessary or advisable to avoid disclosure of material nonpublic information. The costs and expenses directly related to any registration requested pursuant to this section, including but not limited to legal fees of the Issuer's counsel, audit fees, printing expense, filing fees and fees and expenses relating to qualifications under state securities or blue sky laws incurred by the Issuer shall be borne entirely by the Issuer; provided, however, that the persons for whose account the securities covered by such registration are sold shall bear the expenses of underwriting commissions applicable to their shares and fees of their legal counsel. If the holder of the Note and the holders of shares of Common Stock underlying the Note are the only persons whose shares are included in the registration pursuant to this section, such holders shall bear the expense of inclusion of audited financial statements in the registration statement which are not dated as of the Issuer's normal fiscal year or are not otherwise prepared by the Issuer for its own business purposes. The Issuer shall keep effective and maintain any registration, qualification, notification or approval specified in this paragraph for such period as may be necessary for the holders of the Note and such common stock to dispose thereof, and from time to time shall amend or supplement, at the holder's expense, the prospectus or offering circular used in connection therewith to the extent necessary in order to comply with applicable law; provided, that the Issuer shall not be obligated to maintain any registration for a period of more than nine (9) months.

                  If, at the time any written request for registration is received by the Issuer pursuant to this Section 5.1(b) the Issuer has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 5.1(a) rather than to this Section 5.1(b), and the rights of the holders of the Note and/or shares issued upon the conversion of the Note covered by such written request shall be governed by Section 5.1(a) hereof.

                  (c) If and whenever the Issuer is required by the provisions of Sections 5.1(a) or 5.1(b) hereof to effect the registration of shares issued upon the exercise of the Note under the Securities Act, the Issuer will:

                           (i) Prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

                           (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

                           (iii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                           (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 30 days following the original filing of such registration statement, except that the Issuer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (v) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (vi) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (vii) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Issuer), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Note or shares by such holder;

                           (viii) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                           (ix) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (x) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Issuer the filing of such amendment or supplement is reasonably necessary to protect the Issuer from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

                           (xi) at the request of any such holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Issuer for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and
         (ii) letters, dated such respective dates, from the independent certified public accountants of the Issuer, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Issuer included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

                  (d) The Issuer hereby indemnifies the holder of this Note and of any common or other stock issued or issuable hereunder, its officers, directors, employees and agents, and any person who controls such Note holder or such holder of common or other stock within the meaning of Section 15 of the Securities Act of 1933, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Issuer by such Note holder or such holder of common or other stock expressly for use therein, and each such holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Issuer and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act of 1933 with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Issuer by such holder expressly for use therein.

                  (e) If the indemnification provided for in Article 5 is unavailable to an indemnified party as provided herein in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Issuer, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the holder of this Note on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and of the holder of this Note on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact of the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the holder of this Note is and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent, such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, without limitation, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Issuer and the holder of this Note agree that it would not be just and equitable if contribution pursuant to this Section 5.1(e) were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.1(c), the holder of this Note shall not be required to contribute any amount in excess of the amount by which the total price which such holder's registerable securities were sold to the public. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE 6.

                                    REGISTRY

                   6.1. Books for the registry hereof are kept at the office of the Issuer. No transfer hereof shall be valid unless made on the Issuer's books at the office of the Issuer, by the Holder, in person, or by an attorney duly authorized in writing, similarly noted hereon.

                                   ARTICLE 7.

                                     PAYMENT

                   7.1. Payment to the Holder of principal and interest shall be a complete discharge of the Issuer's liability with respect to such payment, but the Issuer may, at any time, require the presentation hereof as a condition precedent to such payment.

                   7.2. No recourse shall be had for the payment of the principal, or interest, or for any claim based thereof, or otherwise, against any incorporator, shareholder, officer, director, or agent, past, present, or future, of the Issuer, whether by virtue of any constitution, statute, rule of law, enforcement of any assessment, or penalty, or by reason of any matter prior to delivery of this Note, or otherwise. All such liability, by the acceptance hereof, is a part of the consideration to the Issuer hereof, and is expressly waived.

                                   ARTICLE 8.

                                    DIVIDENDS

                   8.1. Until payment in full or conversion of this Note, the Issuer may not declare any dividend payable in cash or property on its Common Stock, with the sole exception of any stock split in the form of a dividend payable in shares of common stock to which the provisions of Article IV hereof apply.

                                   ARTICLE 9.

                                    OWNERSHIP

                   9.1. The Issuer may treat the person(s) in whose name this
Note is issued as the absolute owner(s) hereof for all purposes, whether or not this Note is overdue and the Issuer shall not be affected by any notice to the contrary.

                                   ARTICLE 10.

                                     NOTICE

                   10.1. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid to the Issuer at its address stated on the front page of this Note and to the Holder at its address as listed in the register of the Issuer. Either party may change its address for purposes of this Article 10.1 by giving the other party written notice of the new address in the manner set forth above.

                                   ARTICLE 11.

                                  MISCELLANEOUS

                   11.1. All parties liable for the payment of this Note agree to pay on demand, all costs of collection and to cure any default under this
Note including, but not limited to, reasonable attorneys' fees actually incurred.

                   11.2. The undersigned and all endorsers, sureties and guarantors of this Note jointly and severally waive notice of and consent to any and all extensions of this Note or any part hereof without notice, and each hereby waives presentment, demand for payment, protest and notice of dishonor, demand, protest and nonpayment.

                   11.3. The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together against Issuer at the sole discretion of Holder, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                   11.4. Issuer's obligations hereunder shall extend to and bind Issuer's successors and assigns. This Note may be amended only by an instrument in writing signed by both Issuer and Holder.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its Chief Financial Officer.

Dated:  January ____, 1999          WAM!NET, Inc.


                                    By:   /s/Brad Sparks
                                          -------------------------
                                          Brad Sparks
                                    Its:  Chief Financial Officer

                               CONVERSION NOTICE

                               To WAM!NET, Inc.

                  The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note as indicated below:

                  __________ The undersigned elects to convert $_________ in principal of this Note and accrued interest thereon into Common Stock of WAM!NET, Inc. in accordance with the terms of Section 4 of this Note.

                  The undersigned holder of this Note directs that the shares issuable and deliverable upon the conversion be issued and delivered to the undersigned unless a different name has been indicated below. Additionally, as a condition to such conversion privilege, the undersigned holder of this Note agrees to execute a letter stating its investment intent is to hold the shares issuable upon conversion for investment and not for resale, except in accordance with the requirements is of Rule 144 of the General Rules and Regulations under the Securities Act of 1933, or any successor Rule together with applicable state securities law, and agrees that the certificates representing the shares issuable and deliverable upon conversion may be imprinted with a legend in customary form reciting the restrictions on transfer mandated by such laws.

Dated:___________                    NOTE HOLDER:

                                     -------------------------------
                                     Name (Please Print)

                                     -------------------------------
                                     Address

                                     -------------------------------
                                     City, State and Zip

                                     -------------------------------
                                     Signature

If shares are to be issued otherwise than to owner please provide name and address of person or persons to whom shares are to be issued:

                                     -------------------------------
                                     Name (Please Print)

                                     -------------------------------
                                     Address

                                     -------------------------------
                                     City, State and Zip